Exhibit 99.1

Immunovant Provides Corporate Updates and Reports Financial Results for the Second Quarter Ended September 30, 2025

•Study in uncontrolled Graves’ disease (GD) patients treated for 24 weeks showed first-ever potentially disease-modifying outcome with six-month off-treatment data

•IMVT-1402 development is progressing with potentially registrational studies in GD, myasthenia gravis (MG), chronic inflammatory demyelinating polyneuropathy (CIDP), difficult-to-treat rheumatoid arthritis (D2T RA) and Sjögren’s disease (SjD) remains on track

•Immunovant remains on track for the first of the two batoclimab Phase 3 thyroid eye disease (TED) studies to read out before the end of calendar year 2025. However, due to evolving competitive dynamics, the Company anticipates sharing topline results from both TED studies concurrently in the first half of calendar year 2026

•Current cash balance provides runway for announced indications through GD readout expected in 2027

NEW YORK, November 10, 2025 – Immunovant (Nasdaq: IMVT), a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases, today reported its financial results for the second quarter ended September 30, 2025.

Recent Highlights and Upcoming Milestones

The Immunovant study in uncontrolled GD patients treated for 24 weeks showed first-ever potentially disease-modifying therapy with six-month off-treatment data. IMVT-1402 is being developed in six indications, including ongoing potentially registrational trials in GD, MG, CIDP, D2T RA and SjD, and a proof-of-concept trial in cutaneous lupus erythematosus (CLE).

Immunovant expects to report results from the open-label portion of the potentially registrational trial of IMVT-1402 in D2T RA and topline results from the proof-of-concept trial of IMVT-1402 in CLE in calendar year 2026. In calendar year 2027, topline results are expected across three indications from the potentially registrational trials of IMVT-1402 in GD, MG and D2T RA. Immunovant remains on track for the first of the two batoclimab Phase 3 TED studies to read out before the end of calendar year 2025. However, due to evolving competitive dynamics, the Company anticipates sharing topline results from both TED studies concurrently in the first half of calendar year 2026.

Financial Highlights for Fiscal Second Quarter Ended September 30, 2025:

Cash Position: As of September 30, 2025, Immunovant’s cash and cash equivalents totaled approximately $521.9 million, providing runway for announced indications through GD readout expected in 2027.

Research and Development Expenses: Research and development (R&D) expenses were $114.2 million for the three months ended September 30, 2025, compared to $97.3 million for the three months ended September 30, 2024. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, and elevated personnel-related expenses. The increase was partially offset by lower overall costs related to our batoclimab pivotal clinical trials and nonclinical studies.

Non-GAAP R&D expenses were $106.5 million for the three months ended September 30, 2025, compared to $90.5 million for the three months ended September 30, 2024.

General and Administrative Expenses: General and administrative (G&A) expenses were $17.5 million for the three months ended September 30, 2025, compared to $18.5 million for the three months ended September 30, 2024. The decrease was primarily due to the streamlining of administrative processes to drive effective cost management strategies.

Non-GAAP G&A expenses were $11.9 million for the three months ended September 30, 2025, compared to $12.5 million for the three months ended September 30, 2024.

Net Loss: Net loss was $126.5 million ($0.73 per common share) for the three months ended September 30, 2025, compared to $109.1 million ($0.74 per common share) for the three months ended September 30, 2024. Net loss for the three months ended September 30, 2025 and September 30, 2024 included $13.4 million and $12.7 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $113.3 million for the three months ended September 30, 2025, compared to $96.5 million for the three months ended September 30, 2024.

Common Stock: As of September 30, 2025, there were 174,532,710 shares of common stock issued and outstanding.

Financial Highlights for Fiscal Six Months Ended September 30, 2025:

Research and Development Expenses: Research and development expenses were $215.4 million for the six months ended September 30, 2025, compared to $172.7 million for the six months ended September 30, 2024. The increase was primarily due to activities related to our clinical trials of IMVT-1402, including contract manufacturing costs, and elevated personnel-related expenses. The increase was partially offset by lower overall costs related to our batoclimab pivotal clinical trials and nonclinical studies.

Non-GAAP R&D expenses were $199.9 million for the six months ended September 30, 2025, compared to $158.8 million for the six months ended September 30, 2024.

General and Administrative Expenses: General and administrative expenses were $43.5 million for the six months ended September 30, 2025, compared to $37.3 million for the six months ended September 30, 2024. The increase was primarily due to higher personnel-related expenses.

Non-GAAP G&A expenses were $27.2 million for the six months ended September 30, 2025, compared to $25.1 million for the six months ended September 30, 2024.

Net Loss: Net loss was $247.1 million ($1.43 per common share) for the six months ended September 30, 2025, compared to $196.3 million ($1.34 per common share) for the six months ended September 30, 2024. Net loss for the six months ended September 30, 2025 and September 30, 2024 included $31.9 million and $26.1 million, respectively, related to non-cash stock-based compensation expense. Non-GAAP net loss was $215.4 million for the six months ended September 30, 2025, compared to $170.3 million for the six months ended September 30, 2024.

Non-GAAP Financial Measures: In addition to reporting the financial results in accordance with accounting principles generally accepted in the United States of America (GAAP), Immunovant reports certain financial results that differ from what is reported under GAAP. Immunovant believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Immunovant’s business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, Immunovant’s financial results prepared in accordance with GAAP. Other companies, including companies in Immunovant’s industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

About Immunovant, Inc.

Immunovant, Inc. is a clinical-stage immunology company dedicated to enabling normal lives for people with autoimmune diseases. As a trailblazer in anti-FcRn technology, the Company is developing innovative, targeted therapies to meet the complex and variable needs of people with autoimmune diseases. For additional information on the Company, please visit immunovant.com.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "can," “may,” “might,” “will,” “would,” “should,” “expect,” “believe,” “estimate,” “design,” “plan,” "intend," and other similar expressions are intended to identify forward-looking statements. Such forward looking statements include statements regarding Immunovant’s expectations regarding the timing, design, and results of clinical trials of IMVT-1402 and batoclimab; Immunovant’s plan to develop IMVT-1402 across a broad range of indications; the number and timing of potentially registrational programs and clinical trials Immunovant plans to initiate for IMVT-1402; and potential benefits of IMVT-1402’s unique product attributes and potential best-in-class and first-in-class profile. All forward-looking statements are based on estimates and assumptions by Immunovant’s management that, although Immunovant believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Immunovant expected. Such risks and uncertainties include, among others: Immunovant may not be able to protect or enforce its intellectual property rights; initial results or other preliminary analyses or results of early clinical trials may not be predictive final trial results or of the results of later clinical trials; the timing and availability of data from clinical trials; the timing of discussions with regulatory agencies, as well as regulatory submissions and potential approvals; the continued development of Immunovant’s product candidates, including the number and timing of the commencement of additional clinical trials; Immunovant’s scientific approach, clinical trial design, indication selection, and general development progress; future clinical trials may not confirm any safety, potency, or other product characteristics described or assumed in this press release; any product candidate that Immunovant develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; Immunovant’s product candidates may not be beneficial to patients, or even if approved by regulatory authorities, successfully commercialized; the potential impact of global factors, such as international trade tariffs, geopolitical tensions, and adverse macroeconomic conditions on Immunovant’s business operations and supply chain, including its clinical development plans and timelines; Immunovant’s business is heavily dependent on the successful development, regulatory approval, and commercialization of IMVT-1402; Immunovant is at various stages of clinical development for IMVT-1402 and batoclimab; and Immunovant will require additional capital to fund its operations and advance IMVT-1402 and batoclimab through clinical development. These and other risks and uncertainties are more fully described in Immunovant’s periodic and other reports filed with the Securities and Exchange Commission (SEC), including in the section titled “Risk Factors” in Immunovant’s Annual Report on Form 10-K filed with the SEC on May 29, 2025, and Immunovant’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Immunovant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

IMMUNOVANT, INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$114,249	$97,272	$215,449	$172,745
General and administrative	17,513	18,471	43,537	37,279
Total operating expenses	131,762	115,743	258,986	210,024
Interest income, net	(5,604)	(6,073)	(11,941)	(13,254)
Other income, net	(250)	(629)	(1,437)	(657)
Loss before provision for income taxes	(125,908)	(109,041)	(245,608)	(196,113)
Provision for income taxes	594	78	1,507	156
Net loss	$(126,502)	$(109,119)	$(247,115)	$(196,269)
Net loss per common share – basic and diluted	$(0.73)	$(0.74)	$(1.43)	$(1.34)
Weighted-average common shares outstanding – basic and diluted	173,643,829	146,468,991	172,295,320	146,313,696

IMMUNOVANT, INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	September 30, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$521,870	$713,971
Accounts receivable	1,970	2,084
Prepaid expenses and other current assets	49,706	51,705
Total current assets	573,546	767,760
Property and equipment, net	632	844
Other assets	8,781	7,618
Total assets	$582,959	$776,222
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,916	$17,656
Accrued expenses and other current liabilities	56,338	51,119
Total current liabilities	63,254	68,775
Total liabilities	63,254	68,775
Commitments and contingencies
Stockholders’ equity:
Series A preferred stock, par value $0.0001 per share, 10,000 shares authorized, issued and outstanding at September 30, 2025 and March 31, 2025	—	—
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued and outstanding at September 30, 2025 and March 31, 2025	—	—
Common stock, par value $0.0001 per share, 500,000,000 shares authorized, 174,532,710 shares issued and outstanding at September 30, 2025 and 500,000,000 shares authorized, 170,111,593 shares issued and outstanding at March 31, 2025	17	16
Additional paid-in capital	2,004,876	1,945,495
Accumulated other comprehensive income	1,450	1,459
Accumulated deficit	(1,486,638)	(1,239,523)
Total stockholders’ equity	519,705	707,447
Total liabilities and stockholders’ equity	$582,959	$776,222

IMMUNOVANT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

		Three Months Ended September 30,
	Note	2025	2024

Net loss:		$(126,502)	$(109,119)
Adjustments
Research and development:
Stock-based compensation	(1)	7,706	6,756
General and administrative:
Stock-based compensation	(1)	5,652	5,937
Estimated income tax impact from adjustments		(164)	(85)
Adjusted net loss (Non-GAAP)		$(113,308)	$(96,511)

		Three Months Ended September 30,
	Note	2025	2024

Research and Development Expenses		$114,249	$97,272
Adjustments:
Stock-based compensation	(1)	7,706	6,756
Adjusted research and development expenses (Non-GAAP)		$106,543	$90,516

		Three Months Ended September 30,
	Note	2025	2024

General and Administrative Expenses		$17,513	$18,471
Adjustments:
Stock-based compensation	(1)	5,652	5,937
Adjusted general and administrative expenses (Non-GAAP)		$11,861	$12,534

(1) Represents non-cash stock-based compensation expense

		Six Months Ended September 30,
	Note	2025	2024

Net loss:		$(247,115)	$(196,269)
Adjustments
Research and development:
Stock-based compensation	(1)	15,571	13,941
General and administrative:
Stock-based compensation	(1)	16,297	12,207
Estimated income tax impact from adjustments		(122)	(198)
Adjusted net loss (Non-GAAP)		$(215,369)	$(170,319)

		Six Months Ended September 30,
	Note	2025	2024

Research and Development Expenses		$215,449	$172,745
Adjustments:
Stock-based compensation	(1)	15,571	13,941
Adjusted research and development expenses (Non-GAAP)		$199,878	$158,804

		Six Months Ended September 30,
	Note	2025	2024

General and Administrative Expenses		$43,537	$37,279
Adjustments:
Stock-based compensation	(1)	16,297	12,207
Adjusted general and administrative expenses (Non-GAAP)		$27,240	$25,072

(1) Represents non-cash stock-based compensation expense

Contacts:
Investors
Keyur Parekh
keyur.parekh@roivant.com

Media
Stephanie Lee
stephanie.lee@roivant.com